Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of HeartWare International, Inc. (the “Company”) for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Vice President of Finance of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2012

/s/ Lauren Farrell
Lauren Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)